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                                                                    EXHIBIT 99.1

                         FIRST DECATUR BANCSHARES, INC.
                             130 North Water Street
                               Decatur, IL 62523

Phillip C. Wise                                           John W. Luttrell
President                                                 Chairman of the Board

                                                                    NEWS RELEASE
FOR MORE INFORMATION CONTACT:
Philip C. Wise, President
John W. Luttrell, Chairman
First Decatur Bancshares
(217) 424-1111

                              FOR IMMEDIATE RELEASE

                         FIRST DECATUR BANCSHARES, INC.
             STOCKHOLDERS APPROVE FIRST DECATUR/BANKILLINOIS MERGER

              DECATUR, ILLINOIS - March 22, 2000 - First Decatur Bancshares, Inc. (OTC BB-FDEC) today reported that its stockholders at the Special Meeting of Stockholders, held on March 21, 2000, voted to approve a proposal to merge the company with BankIllinois Financial Corporation into the newly-organized bank holding company, Main Street Trust, Inc. The terms of the merger call for First Decatur stockholders to receive 1.638 shares of Main Street for each share of First Decatur they currently own.

              First Decatur and BankIllinois intend to close the transaction on Thursday, March 23, 2000. Stockholders of First Decatur will receive mailed instructions for exchanging their shares in the very near future.

              First Decatur Bancshares, Inc. is a $462 million bank holding company headquartered in Decatur, Illinois.








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